                                                                    Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use of our report dated March 10, 1999, except for Note 9 as to which the date is September 1, 1999, with respect to the consolidated financial statements of Gulfstream Park Racing Association, Inc. and Subsidiary, in the Registration Statement on Form S-1 of Magna Entertainment Corp. for the registration of shares of its Class A Subordinate Voting Stock.





February 14, 2000                          PricewaterhouseCoopers LLP
Miami, Florida                             Certified Public Accountants